Exhibit (a)(1)(O)

To: All Team Members

Dear Team,

We just issued a press release in response to Choice Hotels’ announcement that it intends to nominate directors to Wyndham’s Board, as we expected.

This is another attempt by Choice to pressure our Board into accepting an offer we have rejected numerous times, in part because it dramatically undervalues Wyndham and our superior, standalone growth prospects. Choice has continued to underestimate how long and challenging an antitrust review will be and the substantial risk it presents to our Company and shareholders. Just last week, the FTC requested additional information in connection with the proposed transaction in what’s called a Second Request, confirming what we’ve said all along: this will be a lengthy process with an uncertain outcome.

Our Board, led by our Chairman Steve Holmes, remains fully committed to doing what is right for our shareholders and for Wyndham. As we communicated last month, the Board unanimously determined that Choice’s offer is NOT in the best interests of Wyndham shareholders and continues to recommend Wyndham shareholders NOT tender their shares into Choice’s exchange offer. Choice’s actions today don’t change that recommendation.

What does nominating director candidates mean?
Choice’s nomination does not mean that their director candidates have joined or will join our Board. Rather, they are merely proposing candidates who would only join our Board if elected at our 2024 annual meeting of shareholders. This latest move by Choice is yet another self-serving attempt to force through their inadequate offer by trying to install their own people on our Board who would rubber stamp their offer.

What comes next?
In line with our established processes, our Board will carefully evaluate Choice’s nominees and make a recommendation to Wyndham shareholders on how to vote. Any decisions about the Board will be voted on by shareholders at our annual meeting. Nothing changes today.

While Choice has chosen to put forward nominees, we are confident our Board is the right one to support our objectives and advise our Executive Committee as we execute our strategy to drive long-term success and value creation. Our Board members bring decades of international hospitality and travel industry experience as well as expertise in key areas critical to the successful execution of our strategy, including franchise businesses, law, operations, M&A, finance, accounting, marketing and media. We are committed to maintaining a strong, independent Board that serves the best interests of our Company, including our shareholders.

We appreciate there has been a lot of news around this situation over the past few months and thank you for your continued focus as we start the new year. Should someone outside the Company reach out, please do not engage and instead direct them to Maire Griffin at Maire.Griffin@wyndham.com.

We’ll continue sharing important updates with you when we can. You can also visit StayWyndham.com for the most recent materials and information.

As always, thank you for all that you do.

Geoff

Important Additional Information
This communication is not an offer to purchase or a solicitation of an offer to sell any securities or the solicitation of any vote or approval. Wyndham Hotels & Resorts, Inc. (“Wyndham” or the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a solicitation/recommendation statement on Schedule 14D-9. Any solicitation/recommendation statement filed by the Company that is required to be mailed to stockholders will be mailed to Company stockholders. COMPANY STOCKHOLDERS ARE ADVISED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY EXCHANGE OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Company stockholders may obtain a copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by the Company in connection with any exchange offer by Choice Hotels International, Inc. or one of its affiliates, free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from the Company by directing a request to Matt Capuzzi, Senior Vice President, Investor Relations at matthew.capuzzi@wyndham.com or by calling 973.753.6453.

The Company intends to file a proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). The Company’s stockholders are strongly encouraged to read such proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at https://investor.wyndhamhotels.com.

Certain Information Concerning Participants
Wyndham and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC on February 16, 2023 and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2023. To the extent holdings of the Company’s securities have changed since the filing of the Company’s most recent Annual Report on Form 10-K or the Company’s most recent definitive Proxy Statement on Schedule 14A, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Updated information relating to the foregoing will also be set forth in the Company’s proxy statement and other materials to be filed with the SEC for its 2024 Annual Meeting. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement on Forward-Looking Statements
Certain statements either contained in or incorporated by reference into this communication, other than purely historical information, and assumptions upon which those statements are based, are “forward-looking statements.” Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “objective,” “estimate,” “projection” and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of hereof.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation: factors relating to the offer; general economic conditions, including inflation, higher interest rates and potential recessionary pressures; the effects from the coronavirus pandemic, including the impact on Wyndham’s business, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; Wyndham’s relationships with franchisees; the impact of war, terrorist activity, political instability or political strife, including the ongoing conflicts between Russia and Ukraine and between Israel and Hamas; Wyndham’s ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to Wyndham’s ability to obtain financing and the terms of such financing, including access to liquidity and capital; and Wyndham’s ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in Wyndham’s most recent Annual Report on Form 10-K filed with the SEC and subsequent reports filed with the SEC. Wyndham undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.